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                                                                  EXHIBIT (A)(3)

                               ENVIROQ CORPORATION
                         3918 MONTCLAIR ROAD, SUITE 206
                            BIRMINGHAM, ALABAMA 35213
    PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS - MONDAY, DECEMBER 14, 1998 (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ENVIROQ CORPORATION)

         The undersigned holder of shares of Common Stock, par value $0.01 per share ("Enviroq Stock"), of Enviroq Corporation, a Delaware corporation ("Enviroq"), hereby appoints William J. Long and Faye Johnston Bass, or either of them, as attorneys and proxies for the undersigned, each with full power of substitution, to attend, vote and act for and in the name of the undersigned and to vote, as designated on the reverse side, all of the Shares of Enviroq Stock that the undersigned is entitled to vote at the Special Meeting of stockholders of Enviroq to be held at 9:00 a.m., local time, on Monday, December 14, 1998, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama and at any adjournment or postponement thereof, to vote on the following proposals set forth on the reverse side:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such shares of Enviroq Stock, and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them, may lawfully take by virtue thereof.

                (Continued and to be signed on the reverse side)

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED
         ENVELOPE. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

         1. A proposal to adopt that certain Agreement and Plan of Reorganization, dated as of April 22, 1998, as amended by that certain Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of August 27, 1998, and as amended and restated on October 29, 1998 (as amended and restated, the "Merger Agreement"), between, among others, Enviroq and Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), providing for the merger of Sub-1 with and into Enviroq, with Enviroq being the surviving corporation (the "Enviroq Merger"), and pursuant to and in connection with such Enviroq Merger, (i) each Stockholder shall be given the opportunity to have Enviroq redeem exactly 42.698013% of the shares of Enviroq Stock tendered by such Stockholder (the "Redemption"), and

                  (a) in the case of a Stockholder who has elected to participate in the Redemption, each share of Enviroq Stock (other than shares of Enviroq Stock which are held as treasury stock or in respect of which the Stockholder of record has exercised rights of dissent) tendered but not redeemed in the Redemption shall be canceled and converted into the right to receive in the Enviroq Merger, 1.745140 shares of common stock, par value $0.01 per share ("Intrepid Stock"), of Intrepid Capital Corporation, a Delaware corporation ("Intrepid") and each share of Enviroq Stock not tendered in the Redemption shall be canceled and converted into the right to receive in the Enviroq Merger one (1) share of Intrepid Stock and $2.229098 in cash; and

                  (b) in the case of a Stockholder who elects not to participate in the Redemption, each share of Enviroq Stock (other than shares of Enviroq Stock which are held as treasury stock or in respect of which the stockholder of record has exercised rights of dissent) shall be canceled and converted into the right to receive one (1) share of Intrepid Stock and $2.229098 in cash.

         2.       A proposal to approve the Incentive Stock Option Plan of
                  Intrepid.

         3. A proposal to approve the Non-Employee Directors' Stock Option Plan of Intrepid.

         4. To approve, in their discretion, such other matters as are incident to the conduct of the Special Meeting or any adjournment or postponement thereof.



                    PROPOSAL        FOR                AGAINST          ABSTAIN

                        1           [ ]                  [ ]              [ ]
                        2           [ ]                  [ ]              [ ]
                        3           [ ]                  [ ]              [ ]
                        4           [ ]                  [ ]              [ ]


                                    Dated:                               , 1998
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                                    Signature of Stockholder

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                                    Signature if held jointly

                                    This proxy should be signed exactly as your name appears thereon. Joint holders should both sign. If signed by an attorney, executor, guardian or in some other capacity or as an officer of a corporation, please add title as such.